EXHIBIT 99

June 5, 2001 AUDIT REPORT OF ARTHUR ANDERSEN LLP

This is a copy of the audit report previously issued by Arthur Andersen in connection with the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended April 29, 2001. This audit report has not been reissued by Arthur Andersen in connection with this Annual Report on Form 10-K. See Exhibit 23.2 for further discussion.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SHAREHOLDERS OF SMITHFIELD FOODS, INC.

We have audited the accompanying consolidated balance sheets of Smithfield Foods, Inc. (a Virginia corporation) and subsidiaries as of April 29, 2001, and April 30, 2000, and the related consolidated statements of income, cash flows, and shareholders’ equity for each of the three years in the period ended April 29, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smithfield Foods, Inc. and subsidiaries as of April 29, 2001, and April 30, 2000, and the results of their operations and their cash flows for each of the three years in the period ended April 29, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Richmond, Virginia
June 5, 2001